UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2008

STANDARD PACIFIC CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15326 Alton Parkway Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Standard Pacific Corp. (the “Company”) and the lenders under its Revolving Credit Facility and $100 million Term Loan A entered into the Fourth Amendment to and Waiver Under Revolving Credit Agreement (the “Revolver”) and Third Amendment to and Waiver Under Term Loan A Credit Agreement (the “TLA”), effective May 13, 2008 (the “Amendment”). The Amendment extends our previous waiver to August 14, 2008 and expands the waiver’ scope to include, among other things, a broader waiver of defaults arising from non-compliance with financial covenants and a suspension of the application of the borrowing base, certain representations required to be made in connection with requests for additional borrowings, and a cross-default provision regarding defaults of other agreements between us and members of the bank group. In exchange for the extension and expanded scope, we agreed to collateralize new advances made under the revolving credit facility, reduce the revolving credit facility commitment from $700 million to $500 million and not borrow under the facility when our cash on hand exceeds $300 million. In addition, in accordance with the terms of the Company’s $225 million Term Loan B Credit Agreement (“TLB”), provisions of the TLB that correspond to the amended provisions of the Revolver and the TLA (including the borrowing base and financial covenants of the TLB) were automatically amended upon the effective date of the Amendment. Attached hereto as Exhibits 99.1 and 99.2 and incorporated by reference herein are copies of the Amendment and the notice of amendment provided to the TLB lenders.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Item 1.01 above is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

99.1	Fourth Amendment to and Waiver Under Revolving Credit Agreement and Third Amendment to and Waiver Under Term Loan A Credit Agreement

99.2	Notice of Revolver and Term A Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2008

STANDARD PACIFIC CORP.

By:	/s/ ANDREW H. PARNES
Andrew H. Parnes
Executive Vice President - Finance and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Fourth Amendment to and Waiver Under Revolving Credit Agreement and Third Amendment to and Waiver Under Term Loan A Credit Agreement

99.2	Notice of Revolver and Term A Amendment